NON-REVOLVING CREDIT LINE LOAN AGREEMENT


     BY THIS AGREEMENT made and entered into as of the 19th day of October 2001, AZCO MINING INC., a Delaware corporation, whose address is 7239 North El Mirage Road, Glendale, Arizona (hereinafter called "Borrower"), and Luis Barrenchea, whose address is 10121 Sunkist Circle, Villa Park, California (hereinafter called "Lender"), for and in consideration of the recitals and mutual promises contained herein, confirm and agree as follows:

SECTION 1. GENERAL LOAN TERMS

     1.1 Subject to the conditions herein set forth, Lender agrees to loan to or for the benefit of Borrower, and Borrower agrees to draw upon and borrow, in the manner and upon the terms and conditions set forth herein, amounts that shall not exceed, in the aggregate, $100,000 (the "Loan"). Disbursements under the Loan are referred to herein individually as an "Advance" and collectively as "Advances."

     1.2 The Loan shall be a non-revolving line of credit, against which Advances may be made to Borrower, with no right of Borrower to readvance any repaid sums. Lender shall have no obligation to make any Advance that would cause the outstanding principal balance of the Loan to exceed the limitations of Paragraph 1.1 above.

     1.3 The Loan shall be evidenced by a Non-Revolving Credit Line Note in the form attached hereto as Exhibit A (the "Note") of Borrower, executed and delivered simultaneously with the execution of this Agreement, in the face amount of $100,000, payable to Lender upon the terms and conditions contained therein.

     1.4 The Loan shall be unsecured.

     1.5 In consideration of the Loan, Borrower shall provide to Lender a warrant for the purchase of 125,000 shares of Borrower's common stock in the form attached hereto as Exhibit B (the "Warrant"), and Borrower and Lender shall enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit C.

     1.6 Borrower agrees that when Borrower makes any payment of principal on either the $800,000 Non-Revolving Credit Line Loan of March 2001 borrowed from Lawrence G. Olson ("Olson") or the $215,000 Non-Revolving Credit Line Loan borrowed from Floyd Bleak ("Bleak"), Borrower will also immediately prepay to Lender the same percentage of principal as the percentage of principal paid to Olson or Bleak. For example, if 50% of the outstanding principal balance owed to Bleak or Olson is paid, 50% of the outstanding balance of principal due Lender will be paid at the same time.

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SECTION 2. CONDITIONS PRECEDENT FOR CLOSING AND ADVANCES

     The obligation of Lender to make each and every Advance is subject to the following express conditions precedent, all of which shall be satisfied as of the date of the initial Advance (the "Closing Date") and the date of each and every Advance thereafter:

     2.1 Borrower shall have executed and delivered to Lender this Agreement, the Note, the Warrant and any other documents or items reasonably required by Lender to effectuate the intent of those agreements (collectively, the "Documents").

     2.2 All representations and warranties by Borrower shall remain true and correct and all agreements that Borrower is to have performed or complied with by the date of the requested Advance shall have been performed or complied with.

     2.3 No Event of Default exists, and no event has occurred and no condition exists that, after notice or lapse of time, or both, would constitute an Event of Default.

SECTION 3. REPRESENTATIONS AND WARRANTIES

     3.1 Borrower represents and warrants to Lender as follows:

          (a) The recitals and statements of intent appearing in this Agreement are true and correct.

          (b) Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business and is in good standing in the State of Arizona.

          (c) Borrower has full power and authority to own its properties and assets and to carry on its business as now being conducted.

          (d) Borrower is fully authorized and permitted to enter into the Documents, to borrow the amounts contemplated herein upon the terms set forth herein and to perform the terms of the Documents, none of which conflicts with any provision of any law, rule or regulation applicable to Borrower. The Documents are valid and binding legal obligations of Borrower, and each is enforceable in accordance with its terms.

          (e) The execution, delivery and performance by Borrower of the Documents will not result in any breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument under which Borrower is a party or is obligated.

          (f) No actions, suits or proceedings are pending or threatened against Borrower that might materially and adversely affect the repayment of the Loan, the performance by Borrower under the Documents or the financial condition, business or operations of Borrower.

          (g) Each request by Borrower for an Advance shall constitute an affirmation on the part of Borrower that the representations and warranties contained herein are true and correct as of the time of such request and that the conditions precedent for such Advance, as applicable, have been fully satisfied.

          3.2 All representations and warranties made herein shall survive the execution of this Agreement, all Advances and the execution and delivery of all other documents and instruments in connection with the Loan, so long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged.

SECTION 4. WAIVER

     4.1 Borrower waives presentment, demand, protest and notices of protest, nonpayment, partial payment and all other notices and formalities except as expressly called for in this Agreement. Borrower consents to and waives notice of: (i) the granting of indulgences or extensions of time of payment, (ii) the taking or releasing of security, and (iii) the addition or release of persons who may be or become primarily or secondarily liable for the Loan or any other indebtedness arising in connection with the Loan, or any part thereof, and all in such manner and at such time as Lender may deem advisable.

     4.2 No delay or omission by Lender in exercising any right, power or remedy hereunder, and no indulgence given to Borrower, with respect to any term, condition or provision set forth herein, shall impair any right, power or remedy of Lender under this Agreement, or be construed as a waiver by Lender of, or acquiescence in, any Event of Default. Likewise, no such delay, omission or indulgence by Lender shall be construed as a variation or waiver of any of the terms, conditions or provisions of this Agreement. Any actual waiver by Lender of any Event of Default shall not be a waiver of any other prior or subsequent Event of Default or of the same Event of Default after notice to Borrower demanding strict performance.

SECTION 5. DEFAULT

     5.1 The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Agreement:

          (a) Any failure to pay any principal or interest under the Note when the same shall become due and payable and such failure continues for 10 days after notice thereof to Borrower, or the failure to pay any other sum due under the Documents when the same shall become due and payable and such failure continues for 10 days after notice thereof to Borrower. No notice, however, shall be required after maturity of the Note.

          (b) Any failure or neglect to perform or observe any of the covenants, conditions or provisions of the Documents (other than a failure or neglect described in one or more of the other provisions of this Paragraph 5.1) and such failure or neglect either (i) cannot be remedied, (ii) can be remedied within 30 days by prompt and diligent action, but it continues unremedied for a period of 30 days after notice thereof to Borrower, or (iii) can be remedied, although not within 30 days even by prompt and diligent action, but such remedy is not commenced within 30 days after notice thereof to Borrower or is not diligently prosecuted to completion within a total of 90 days from the date of such notice.

          (c) Any warranty, representation or statement contained in any of the Documents or made or furnished to Lender by or on behalf of Borrower, that shall be or shall prove to have been false when made or furnished.

     5.2 Upon the occurrence of any Event of Default and at any time while such Event of Default is continuing, Lender may do one or more of the following:

          (a) Cease making Advances and declare the entire Loan and all other indebtedness of Borrower hereunder immediately due and payable, without notice or demand;

          (b) Proceed to protect and enforce its rights and remedies under this Agreement, the Note and any other Documents; and

          (c) Avail itself of any other relief to which Lender may be legally or equitably entitled.

     5.3 Borrower shall pay all costs and expenses, including without limitation reasonable attorneys' fees, incurred by Lender in enforcing payment and performance of the Loan and the other indebtedness and obligations of Borrower hereunder or in exercising the rights and remedies of Lender hereunder.

SECTION 6. GENERAL

     6.1 This Agreement is made for the sole protection and benefit of the parties hereto and no other person or organization shall have any right of action hereon.

     6.2 This Agreement embodies the entire Agreement of the parties with regard to the subject matter hereof. There are no representations, promises, warranties, understandings or agreements expressed or implied, oral or otherwise, in relation thereto, except those expressly referred to or set forth herein. Borrower acknowledges that the execution and delivery of this Agreement is its free and voluntary act and deed, and that said execution and delivery have not been induced by, nor done in reliance upon, any representations, promises, warranties, understandings or agreements made by Lender, its agents, officers, employees or representatives.

     6.3 No promise, representation, warranty or agreement made subsequent to the execution and delivery of this Agreement by either party hereto, and no revocation, partial or otherwise, or change, amendment or addition to, or alteration or modification of, this Agreement shall be valid unless the same shall be in writing signed by all parties hereto.

     6.4 Lender and Borrower each have separate and independent rights and obligations under this Agreement. Nothing contained herein shall be construed as creating, forming or constituting any partnership, joint venture, merger or consolidation of Borrower and Lender for any purpose or in any respect.

     6.5 This Agreement shall survive the making of the Loan and shall continue so long as any part of the Loan, or any extension or renewal thereof, remains outstanding.

     6.6 All rights, powers and remedies granted Lender herein, or otherwise available to Lender, are for the sole benefit and protection of Lender, and Lender may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if, under the terms hereof, Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives, at its option and in its sole and absolute discretion. All monies advanced by Lender under the terms hereof and all amounts paid, suffered or incurred by Lender in exercising any authority granted herein, including reasonable attorneys' fees, shall bear interest at the highest rate payable on the Loan until paid, and shall be due and payable by Borrower to Lender immediately without demand.

     6.7 Borrower shall indemnify and hold Lender harmless from and against all claims, costs, expenses, actions, suits, proceedings, losses, damages and liabilities of any kind whatsoever, including but not limited to attorneys' fees and expenses, arising out of any matter relating, directly or indirectly, to the Loan, but excluding any claim or liability which arises from the negligence or willful misconduct of Lender. This indemnity provision shall continue in full force and effect and shall survive not only the making of the Loan and all Advances but shall also survive the repayment of the Loan and the performance of all of Borrower's other obligations hereunder.

     6.8 Time is expressly made of the essence of this Agreement.

     6.9 All notices required or permitted to be given hereunder shall be in writing and may be given in person, by United States mail, by commercial delivery service, or by electronic transmission with verified receipt. Any notice directed to a party to this Agreement shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party; or (iii) if given by certified or registered United States mail, forty-eight (48) hours after deposit with the United States Postal Service, postage prepaid, addressed to that party at its designated address. The designated address of a party shall be the address of that party shown at the beginning of this Agreement or such other address as that party, from time to time, may specify by notice to the other parties.

     6.10 This Agreement shall be governed by and construed according to the substantive laws of the State of Arizona, without regard to conflict of law principles. Exclusive venue for any action shall lie in the state and federal courts located in Maricopa County, Arizona.

     6.11 This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns. Notwithstanding the previous sentence, Borrower shall not have the right to assign any of its rights or obligations hereunder without Lender's consent. Lender, at any time, shall have the right to sell the Loan or participation interests in the Loan and in any documents and instruments executed in connection herewith. Lender is authorized to furnish to any purchaser or participant or prospective purchaser or participant any information or document that Lender may have or obtain regarding the Loan or Borrower.

     6.12 The headings or captions of sections in this Agreement are for reference only, do not define or limit the provisions of such sections, and shall not affect the interpretation of this Agreement.

     6.13 The parties shall execute and deliver such additional documents and do such other acts so either of them may reasonably require to effectuate the intent of this Agreement as Lender may reasonably require in connection with this Loan.

         IN WITNESS WHEREOF, these presents are executed as of the date indicated above.


                                    BORROWER

                                    AZCO MINING INC., a Delaware corporation


                                    By:
                                    Its:

                                    LENDER



                                    Luis Barrenchea